Exhibit 99.2

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT  OF NEW YORK
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In re:                                                                                              :  Chapter 11
                                                                                                        :
GETTY PETROLEUM MARKETING INC., et al.,                  :  Case No. 11-15606 (SCC)
                                                                                                        :
                                                                    Debtors.                    :  Jointly Administered
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STIPULATION AND ORDER DEFERRING RENTS OWING TO GETTY
PROPERTIES, ESTABLISHING PROCEDURES FOR THE ADMINISTRATION OF
THE CHAPTER  11 CASES, EXTENDING THE TIME FOR THE DEBTORS TO
ASSUME OR REJECT THE MASTER LEASE AND OTHER MATTERS

WHEREAS, on December 5, 2011, Getty Petroleum Marketing Inc. (“GPMI”) and its three subsidiaries, as debtors and debtors in possession (collectively, “Getty” or the “Debtors”),1 filed with this Court a voluntary petition for relief under chapter 11 of the Bankruptcy Code;

WHEREAS, the Debtors are continuing in possession of their property and are operating their businesses, as debtors in possession, pursuant to sections 1107 and 1108 of the Bankruptcy Code;

WHEREAS,   Getty   Properties   Corp.   (together   with   Gettymart   Inc.),   as   lessor (collectively,  “Getty  Properties”),  and  certain  of  the  Debtors  (namely,  GPMI  and  Getty Terminals Corp.), as lessees, are parties to that certain Consolidated, Amended and Restated Master Lease dated as of November 2, 2000 (as amended, the “Master Lease”);2

1 Specifically, the Debtors consist of Gasway Inc., Getty Petroleum Marketing Inc., Getty Terminals Corp. and PT Petro Corp.
2 Capitalized terms not defined herein shall have the same meaning as in the Master Lease. For purposes of convenience, the term “Debtors” is used to refer to those Debtors which are parties to the Lease, as the context requires.

WHEREAS, on December 20, 2011, the Office of the United States Trustee appointed the Official Committee of Unsecured Creditors (the “Committee”), which consists of the following three members:  (1) CITGO Petroleum Corporation; (2) Nino’s Auto Repair; and (3) Bionol Clearfield, LLC;

WHEREAS, by Order dated January 10, 2012 (the “January 10 Order”) this Court ordered, among other things, that the Debtors comply with all postpetition obligations under the Master Lease in accordance with section 365(d)(3) of the Bankruptcy Code;

WHEREAS, the primary sources of the Debtors’ income are monies received from the sale of gasoline to consumers, and the payment of subtenant rents from, the commission dealer operators (the “Operators”) of the gasoline stations that are parties to such subleases and supply contracts with the Debtors;

WHEREAS, the Debtors are responsible for setting the daily price of gasoline that the Operators who are commission dealers must charge to customers;

WHEREAS, the Debtors and the Committee have requested and, subject to the terms and conditions hereof, Getty Properties has agreed to grant, certain deferments of Fixed Rent payable under the Master Lease on the terms and conditions set forth herein;

WHEREAS, the Committee, Debtors, and Getty Properties (collectively, the “Parties”) have further agreed to the removal from time to time of Properties comprising the Premises from the Master Lease in order to permanently reduce the amount of Fixed Rent payable under the Master Lease, and to other matters affecting the Master Lease, the administration of these chapter 11 cases, and the prosecution of various avoidance actions asserted or assertible by the estates, on the terms and conditions set forth herein, and to provide for such other matters as are described below; and

WHEREAS, on March 7, 2012, Debtors filed the proposed Stipulation and Order Deferring of Rents Owing to Getty Properties, Establishing Procedures for the Administration of the Chapter 11 Cases, Extending the Time for the Debtors to Assume or Reject the Master Lease and Other Matters (the “Stipulation and Order”); and

WHEREAS, all due and proper notice of the Stipulation and Order was provided to all parties entitled to receive said notice;

IT IS HEREBY STIPULATED, AGREED AND ORDERED, as follows:

1.        The Stipulation and Order is approved in full, and any objections/responses filed in connection therewith—to the extent not resolved or withdrawn—are hereby overruled.

2.        (a)     Subject to the compliance by the Debtors with the material terms and conditions contained herein, Getty Properties agrees to accept the payment of Fixed Rent that is due under the Master Lease and the January 10 Order, according to the following schedule, terms, and conditions:

(i)        The installment of Fixed Rent in the amount of $4,995,062.93 due and payable on January 1, 2012, shall be due and payable in the amount of $2,312,000 on  account  on  February 6,  2012, and  the  balance thereof  in  the amount of $1,683,062.93 (after taking into account the sum of $1,000,000 which is due and payable by Green Valley Oil, LLC to the Debtors on or before January 30, 2012, and the payment by the Debtors after the receipt thereof of an equal amount to Getty Properties, which payment has been made by the Debtors, pursuant to the Stipulation and Order dated January 24, 2012 [Adv. Proc. No. 12-01020, Docket No. 24] (the “GVO Order”)) shall all be due and payable on April 30, 2012.3

(ii)       The  installment  of  postpetition  Fixed  Rent  in  the  amount  of $4,976,504.33 due and payable on February 1, 2012, shall all be due and payable on April 30, 2012 (less the amount of $1,000,000 payable by GVO to the Debtors on or before February 6, 2012, and the payment by the Debtors after receipt thereof of an equal amount to Getty Properties, which payment has been made by the Debtors pursuant to the GVO Order).

(iii)      The installment of Fixed Rent in the amount of $4,968,630.28 due and payable on March 1, 2012, has been rescheduled such that it is due and payable, and has actually been paid, in the amount of $1,000,000 on March 7, 2012 on account, and the balance thereof (less $1,000,000 which is due and payable by GVO on or before March 6, 2012, and the payment by Debtors after receipt thereof of an equal amount to Getty Properties within 24 hours of receipt of payment from GVO, pursuant to the GVO Order, which has been paid to Getty Properties) shall all be due and payable on April 30, 2012.

3 The deferment schedule does not include the past due and payable balance of Fixed Rent for December 2011 in the approximate amount of $300,000 (plus interest at the rate provided in the Master Lease, professional fees, and other fees and charges under the Master Lease), nor such interest, fees and charges with respect to the Fixed Rent payable for January 2012, all of which shall remain due and payable by the Debtors.

(iv)      The installment of Fixed Rent due and payable on April 1, 2012 (subject to any adjustments which shall be determined by Getty Properties in accordance with paragraph 14 and written/email notice thereof given to the Debtors and the Committee on or before April 5, 2012) shall be due and payable in the amount of $1,000,000 on account on April 1, 2012, and the balance thereof shall all be due and payable on April 30, 2012.  Each of the monthly deferments described in clauses (i) through (iv) above shall hereinafter be referred to individually as a “Rental Deferment” and collectively as “Rental Deferments,” and the total amount of all Rental Deferments shall be referred to as the “Total Rental Deferment.”

(v)      All remaining postpetition obligations due hereunder, including postpetition Fixed Rent not otherwise paid, shall be due and payable on April 30, 2012, together with all interest at the rate provided in the Master Lease.

(vi)      All  postpetition  Fixed  Rent  and  all  other  postpetition  Rent (including all Rental Deferments) shall bear interest at the rate provided in the Master Lease from the date originally due and payable under the Master Lease, without giving effect to any deferments in payment provided in this Stipulation and Order or the January 10 Order. No prepetition obligations shall accrue interest unless otherwise permitted under the Bankruptcy Code.

(vii)      Notwithstanding the foregoing or any other provisions herein to the contrary, but subject to paragraph 15, and in accordance with the Stipulation and Order dated January 24, 2012, if at any time the Debtors receive any payments from GVO above the four million dollars ($4,000,000) contemplated in the Debtors’ 1/31/12 13-Week Forecast attached hereto as Schedule 1 (the “Forecast”) for the period from December 2011 through March 31, 2012, the Debtors shall immediately pay an amount equal to all of the same to Getty Properties, and such payments by the Debtors to Getty Properties shall be applied to reduce the amount of postpetition agreed-upon Rental Deferments.

(b)       Without limiting the foregoing, the Debtors shall pay all postpetition Rent (other than Fixed Rent, but specifically and without limitation including all Additional Rent), when due and payable and shall timely perform all other postpetition obligations under the Master Lease.

(c)       For  the  avoidance  of  doubt,  the  payment  schedule  specified  above provides temporary extensions of time only in which to make certain payments of Fixed Rent, and in no event shall there be any abatement or permanent reduction or suspension of the obligation to pay Fixed Rent as required under the Master Lease, nor any other waiver, release or modification of payments under, or of any other provisions of, the Master Lease.

(d)       Notwithstanding the foregoing payment schedule or payments on account, or any other provision herein, Getty Properties will apply all scheduled payments, including all payments on account or reduced or deferred payments made in accordance with this Stipulation and Order—and any other payments made pursuant hereto—to the administrative claims of Getty Properties (including all interest under the Master Lease, professional fees, and other fees and charges under the Master Lease), and specifically to the oldest outstanding amounts first.

3.        If any payment of Fixed Rent required under this Stipulation and Order is not paid when due in accordance with the terms hereof, or if any other material postpetition obligations of the Debtors under the Master Lease are not timely performed in accordance with the  terms  hereof  (or  if  the  terms  hereof  are  not  applicable  to  such  other  obligations  in accordance  with  section  365  of  the  Bankruptcy Code),  all  unpaid  Fixed  Rent  (which  is otherwise due and payable under the Master Lease) shall automatically and without notice or further action be accelerated and immediately become due and payable.

4.        (a)        Pursuant to section 365(d)(4)(B), the deadline for rejecting the Master Lease is extended to April 30, 2012. There shall be no further extension of this section 365(d)(4) deadline, or any other deadline provided for in this Stipulation, without the written consent of Getty Properties and the Committee (which may be withheld by each of them in their sole and absolute discretion). If Getty Properties and the Committee do not both consent in their sole and absolute discretion, the Court will schedule a hearing at the earliest available time prior to May 1, 2012 to resolve any such dispute (and any related relief).4

4 If the Committee makes a motion on or before April 15, 2012 for the rejection of the Master Lease as of April 30, 2012, Getty Properties agrees not to oppose such motion.

(b)       Without limiting the foregoing, upon the effective date of any rejection of the Master Lease, the Debtors shall assign and transfer to Getty Properties or its designee, in each case, all personal property, licenses, all insurance policies affecting the Premises (together with all ongoing rights to defense, indemnity and proceeds thereunder relating to active claims against or otherwise affecting the interests of Getty Properties or any of its affiliates), and all rights to reimbursement under any state UST funds as relates to environmental conditions now or formerly at the Premises or any part thereof and shall (as elected by Getty Properties) either reject, or assume and assign, service, maintenance and other contracts affecting the Premises, and the Debtors shall convey their interest in their joint tenancy interest in the pier serving the “Rensselaer Terminal” to Getty Properties, in each case in the same manner as provided in paragraphs 14(f), (g), (h) and (i) of this Stipulation and Order. For the avoidance of doubt, the Debtors shall not assign, transfer or otherwise convey to Getty Properties or its designee any right, title or interest in or to any director or officer liability insurance policy or the proceeds thereof pursuant to this Stipulation and Order.

(c)        Notwithstanding the foregoing or any other provision in this Stipulation and Order, upon the effective date of any rejection of the Master Lease, the Master Lease shall be deemed terminated and the Debtors shall immediately and without further action or proceeding or order of this Court relinquish possession and deliver the Premises to Getty Properties or as Getty Properties shall direct, in the condition required by the Master Lease, free and clear of all liens and encumbrances suffered or incurred by the Debtors, and free and clear of all other tenancies and occupancies (which shall be deemed terminated). If the Debtors fail to so relinquish possession and deliver the Premises to Getty Properties, and in addition to any and all other rights and remedies available to Getty Properties under the Master Lease, the January 10 Order, this Stipulation and Order, and/or under applicable law, the Debtors agree that Getty Properties shall have all of the following rights and remedies:

(i)        to evict the Debtors, and Getty Properties is authorized to present an order to this Court (“Further Order”), on three (3) days’ notice to the Debtors, granting Getty Properties (A) the right to immediately evict the Debtors and any and/or all other persons or entities occupying the Premises; (B) the authority, under the supervision of and with the assistance of the United States Marshal to take all necessary steps to take immediate possession of the Premises; and (C) such other and consistent terms to carry out the rights of Getty Properties to obtain possession of the Premises; and

(ii)       in state or other court, to: (A) obtain and/or enter an immediate judgment of possession, order of ejectment or similar order or judgment (collectively, “Ejectment Order”) in favor of Getty Properties against the Debtors and any and all other persons or entities occupying the Premises by summary proceeding, other proceeding or any type of legal action or proceeding (collectively, “Legal Proceeding”) by which Getty Properties is entitled to the immediate possession of the Premises; and (B) obtain a warrant of eviction, other decree, order, judgment, or otherwise directing a marshal, sheriff, law enforcement agency or otherwise to enter upon the Premises and to evict and remove the Debtors and any and all other persons or entities occupying the Premises (collectively, “Warrant”), which Warrant shall not be stayed and shall be executed forthwith.

In connection with the foregoing provisions of this clause (c), the Debtors agree that all of the rights and remedies of Getty Properties shall be cumulative.   In addition, the Debtors hereby irrevocably, absolutely and unconditionally waive and relinquish, and covenant that they shall in no event attempt to exercise or enforce, any and all rights (if any) they might have now or hereafter to:  (i) appeal from this Stipulation and Order; any Further Order; or an Ejectment Order, any Warrant and/or any other order, judgment, decree or otherwise from a court relating thereto (collectively, “Eviction Orders”); (ii) seek a stay or modification of this Stipulation and Order, any Further Order and/or any Eviction Orders; (iii) assert any and all defenses,  claims  and/or  counterclaims  of  whatever  nature  relating  to  the  rights  of  Getty Properties set forth herein; and (iv) take any action that would interfere with or delay Getty Properties from enforcing and/or exercising any or all of its rights and remedies, including, without limitation, those under this Stipulation and Order, any Further Order and/or any Eviction Orders.

(d)         Notwithstanding any provision to the contrary herein, if the Debtors shall otherwise relinquish possession and deliver the Premises to Getty Properties on the effective date of any rejection of the Master Lease in accordance with this paragraph 4 and this Stipulation and Order,  but  if  any  unrelated  third-party subtenants  or  occupants  of  the  Premises  shall  not relinquish and vacate the Premises occupied by them on or before such date, notwithstanding the demand of the Debtors upon them, without prejudice to the right of Getty Properties to assert a claim  for  all  such  Eviction  Expenses  (as  hereinafter  defined),  the  Debtors  shall  have  no obligation to seek relief or any other remedy and shall not be required to incur any additional cost or expense to evict any such unrelated third-party subtenants and occupants.   For the avoidance of doubt, if Getty Properties shall elect in its sole discretion to maintain any eviction or other proceedings against any such subtenants or occupants, then and in such event Getty Properties will be obligated to pay such fees and expenses attendant to it seeking any such relief in this Court or any other court (“Eviction Expenses”); provided, however, Getty Properties hereby retains the right to assert all claims (if any) against the Debtors on account of such Eviction Expenses solely to the extent allowable under the Master Lease (as if the Master Lease had been terminated according to its terms by reason of the default of the Debtors) and/or applicable law (and the Debtors and the Committee reserve the right to challenge the validity, priority, classification and quantum of such claims for Eviction Expenses on the basis of the provisions of the Master Lease and/or applicable law).

5.        Subject to paragraph 15 below, all payments of Fixed Rent in accordance with this Stipulation and Order (including any amounts that are accelerated by reason of any failure of the Debtors to comply with the conditions hereof) shall be entitled to administrative expense priority under sections 507(a) and 503(b) of the Bankruptcy Code.  In addition and subject to paragraph 15 below, from and after February 1, 2012, Getty Properties shall have the right, but not the obligation, to make any or all payments of Impositions under the Master Lease, without relieving or affecting the obligation of the Debtors for the primary responsibility therefor as Additional Rent, and all such payments shall be made by Getty Properties in its sole discretion and shall be entitled to administrative expense priority under sections 507(a) and 503(b) of the Bankruptcy Code.   All postpetition amounts payable to Getty Properties pursuant to this Stipulation and Order shall bear interest at the rate provided in the Master Lease until paid, i.e., the Prime Rate plus 3% per annum.

6.        The Debtors shall use commercially reasonable efforts to take all steps necessary to:

(a)         Obtain the prompt release to the Debtors of any and all escrowed funds (together with all accrued interest, if any) in the action before the Commercial Division of the New York Supreme Court entitled Getty Properties Corp. v. Getty Petroleum Marketing Inc. (Index No. 652650/11) (the “Commercial Division Escrow”).

(b)         Obtain the prompt release to the Debtors of any and all escrowed funds (together with all accrued interest, if any) in the action before the United States District Court for the Eastern District of Pennsylvania entitled Atlantis Petroleum, LLC v. Getty Petroleum Marketing Inc., No. 11-2517, to which the Debtors are entitled subject to this Court’s ruling on Debtors’ Motion for an Order Pursuant to Section 541 of the Bankruptcy Code and Rule 9019 of the Federal  Rules of Bankruptcy Procedure  Approving Compromise and Settlement [D.I. 161].

7.         The Debtors shall promptly upon receipt pay to Getty Properties an amount equal to all funds (including accrued interest, if any) obtained (a) in accordance with paragraph 6(a) above to satisfy their prepetition Rent obligations, and (b) in accordance with paragraph 6(b) above to satisfy their postpetition Rent obligations under this Stipulation and Order, in the case of funds received in accordance with paragraph 6(b) to be applied by Getty Properties only to administrative claims of Getty Properties (including all interest under the Master Lease, professional fees, and other fees and charges under the Master Lease), to the oldest outstanding amounts first.

8.        During the period from February 1, 2012 through April 30, 2012, no later than three business days after the respective Test Date (as defined below), the Debtors shall pay to Getty Properties an amount equal to all Net Working Capital less the Sweep Hurdle (as defined below) determined as of such Test Date in reduction first of the Total Rent Deferment and then to the extent of any unpaid postpetition Rent otherwise owed to Getty Properties in accordance with the January 10 Order.  The terms “Test Date” and “Net Working Capital” shall have the following meanings; provided, however, that no payment shall be made unless Inventory (as defined in the Forecast) exceeds 2.1 million gallons on the applicable Test Date:

(a)         “Test Date” shall mean each of February 29, March 30, and April 27, 2012;

(b)         “Net Working Capital” shall mean, as of any Test Date, the actual amount of the Working Capital Assets less the sum of the actual amount of Working Capital Liabilities and $250,000, in each case as each such amount is determined on the applicable Test Date, for the period from February 1, 2012 through February 29, 2012 (for the first Test Date), and thereafter, for each subsequent period from the immediately preceding Test Date to the Test Date in question.

(i)        “Sweep Hurdle” shall mean the forecasted amount of Net Working Capital as of each Test Date as calculated in the Forecast.

(ii)       “Working Capital Assets” shall mean the actual amount of each of the following (as such terms are defined in the Forecast): Cash; Receivables from Product Sales; Pre-Payment Balances — LPA & Other; and Inventory.  Without limiting the foregoing and for purposes of clarification only, Working Capital Assets shall not include any amounts paid to the Debtors by Green Valley Oil, LLC pursuant to the GVO Order and which are in fact paid by the Debtors to Getty Properties.

(iii)      “Working Capital Liabilities” shall mean the actual amount of each of the following (as such terms are defined in the Forecast):  Professional Fees; Product Transportation; Dealer Commissions; and NYS Sales Tax.

In the generation and determination of Net Working Capital, Working Capital Assets and Working Capital Liabilities, it is assumed that the Debtors will, and the Debtors agree to, continue to operate their business in all respects in the ordinary course of business.

9.        Alvarez  &  Marsal  (“A&M”)  shall  remain  as  the  financial  advisor  to  the Committee.   Beginning February 1, 2012, in its capacity as the financial advisor to the Committee, A&M shall be granted reasonable daily access to the Debtors and their financial and operational officers (including any individual serving as the CFO), and the Debtors shall use their best efforts to ensure that A&M shall receive daily receipt/disbursement information with respect to the business of the Debtors, as well as such other daily and weekly financial information concerning the operations of the Debtors as A&M or Getty Properties shall reasonably request (including with respect to all Impositions payable under the Master Lease), all in electronic format.   Promptly upon receipt, A&M shall provide all such information to Getty Properties in electronic format.  Without limiting the foregoing, Getty Properties shall be granted reasonable access to the Debtors and their financial and operating officers (including any individual serving as the CFO) for questions and explanations concerning all such information.  A&M shall also be available upon request by Getty Properties or the Debtors to provide verbal responses to financial questions, without charge to Getty Properties (but shall not be required to perform any tasks, or prepare any modeling, for Getty Properties unless the Committee itself so directs).  All information provided by the Debtors in accordance with this paragraph 9 shall be held strictly confidential by the Committee and its individual members, A&M and Getty Properties, except for disclosure to their respective attorneys, consultants, boards of directors, and financial advisors, including such individuals serving the Committee members in their individual capacities (who shall similarly agree to keep such information confidential), and as may be required by applicable law.  For the avoidance of doubt, Mr. Guiliano may disclose confidential information to his lead bank agent and its counsel, on the condition that any of the aforementioned who receives such confidential information shall agree in writing to keep such information strictly confidential and be bound by the same confidentiality provisions as Mr. Giuliano is bound to under the Committee’s bylaws.

10.       (a)        Pursuant to section 1121(d) of the Bankruptcy Code, on the earlier of (a) March 15, 2012 or (b) the date the Court approves this Stipulation and Order, the Committee shall be permitted to file and seek confirmation of a plan of reorganization or liquidation, and the exclusive periods of sections 1121(b) and (c) of the Bankruptcy Code shall be deemed amended to permit only the Committee and/or the Debtor to file and seek confirmation of a plan of reorganization or liquidation during the exclusive period of section 1121 of the Bankruptcy Code; provided that neither the Debtors nor the Committee shall file any plan of liquidation or reorganization prior to March 15, 2012, or seek confirmation of such plan of liquidation or reorganization prior to May 15, 2012, without the consent of the Debtors or the Committee as the case may be.  For the avoidance of doubt, this Stipulation shall not preclude the Debtors or the Committee from pursuing confirmation of their own plan of reorganization or liquidation.

 (b)       If  the  Committee seeks  confirmation of  a  liquidating plan  of reorganization (“Liquidating Plan”), the Committee and Getty Properties agree that Alfred Giuliano and David Driscoll (or a representative of Getty Properties or its designee) will serve as liquidating co-trustees.  (If a court of competent jurisdiction and authority enters a final, non- appealable order vacating the Bionol arbitration award, the Committee reserves the right to appoint an alternative co-trustee to replace Mr. Giuliano.) Mr. Giuliano will administer the daily operations of the Liquidating Trust.  For litigation and administrative work, Mr. Giuliano will be paid an hourly rate of $500 per hour.  Such “hourly work” shall be uncapped for the first six months of the life of the Liquidating Trust; thereafter, Mr. Giuliano’s paid time will be capped at 100 hours per fiscal year quarter, it being understood that, if in any such fiscal quarter, Mr. Giuliano does not exceed 100 hours, such “unused” hours may be rolled into the next fiscal quarter. On the other hand, if Mr. Giuliano’s hours worked in such fiscal quarter exceed the 100- hour cap, Mr. Giuliano has the right to request additional paid time from the co-trustee, which consent shall not be unreasonably withheld.  Mr. Driscoll (or any co-trustee representing or designated by Getty Properties) will be compensated on the same terms as Mr. Giuliano.  To avoid any potential conflict, Mr. Giuliano will have no role in any claim or litigation matter in which  his  role  with  Bionol  would  pose  a  conflict,  and  Mr.  Driscoll  (or  any  co-trustee representing or designated by Getty Properties) will have no role in any claim or litigation matter in which the role of Mr. Driscoll (or any co-trustee representing or designated by Getty Properties) would pose a conflict, it being agreed that any avoidance actions or litigation involving LUKOIL (as more particularly described below) shall not constitute such a conflict in respect of Mr. Giuliano or Mr. Driscoll (and in each such case, the resolution of such claim or litigation would be required to be brought to the Court for approval on a post-confirmation, retention-of-jurisdiction basis).  Notwithstanding anything to the contrary herein, but subject to paragraph 11, the Debtors, Getty Properties and the Committee reserve all of their rights to object to any plan of liquidation or reorganization filed by the other, and any provision thereof.

11.      If the Committee elects to file and prosecute the Liquidating Plan on a timeline that would permit confirmation hearings at any time after May 15, 2012, Getty Properties and the Debtors shall agree not to raise feasibility objections to the confirmation of the Liquidating Plan  solely on  the  basis  that  the  Debtors’ estates cannot, upon  the  effective date of  the Liquidating Plan (the “Effective Date”), satisfy the feasibility test requested by section 1129 of the Bankruptcy Code, so long as (a) the joint good faith estimate of the Committee and Getty Properties of the aggregate amount of the ultimately allowed administrative claims (other than those of Getty Properties) shall not exceed $5,000,000, and (b) any such Liquidating Plan provides all assets of the Debtors’ estates from whatever source (including, without limitation, all recoveries in all avoidance actions) shall be applied first to pay all allowed postpetition Rent obligations (together with accrued interest) under this Stipulation and Order, and all other amounts as to which Getty Properties is entitled to administrative priority subject to paragraph 15, and then otherwise in accordance with the Bankruptcy Code.  For the avoidance of doubt, but subject to the immediately preceding sentence, the Committee, Getty Properties, and the Debtors (including, without limitation, their respective agents, officers, directors, and professionals, subject to the reservations reserved herein) similarly agree not to raise feasibility objections to the confirmation of any plan of reorganization or liquidation proposed by the Debtors or the Committee solely on the basis that Debtors’ estates cannot, upon the Effective Date, satisfy their respective administrative expense claims, including administrative expense claims provided for under the Stipulation and Order.5

5 If the Committee and Getty Properties do not select Wilmer Cutler Pickering Hale and Dorr LLP, and A&M as advisors to represent them (and the Liquidating Trust as successor) in prosecuting the litigations described in paragraph 12, then WilmerHale and A&M shall both reserve all rights in connection with seeking payment of fees at confirmation as otherwise required under the Bankruptcy Code, and to assert any “feasibility” challenges related thereto at confirmation.

12.      (a)        Pursuant to this Stipulation and Order, subject to the Debtors’ right to pursue confirmation of their own plan of reorganization, the Committee shall  immediately be vested with authority—and is hereby granted standing—to take over the prosecution (for the benefit of  all  stakeholders) and  resolution of  all  avoidance actions and  related  affirmative litigation asserted/assertible by the Debtors’ estates (whether or not heretofore commenced by the Debtors) against LUKOIL (defined below) and related litigation assertible against third parties. During the pendency of the chapter 11 cases, the Debtors’ principals—after a reasonable effort to allow the participation of Getty Properties and Committee representatives—shall have the  right  to  engage  in  discussions  with  Lukoil  North  America  LLC  (“LNA”)  and  Lukoil Americas Corporation (“LAC”), and their representatives, to negotiate a potential amicable resolution of the avoidance actions asserted against LNA and LAC; provided, however, that the terms of any resolution reached by the Debtors shall require the consent of both the Committee and Getty Properties.  If both the Committee and Getty Properties consent, then the Debtors may seek the Court’s approval of such settlement pursuant to section 9019(a) of the Bankruptcy Code.   If either the Committee or Getty Properties object or fail to consent, no such 9019(a) motion shall be promulgated by the Debtors, and no such settlement shall be promulgated; provided, however, that if a court of competent jurisdiction enters a final, non-appealable order vacating the Bionol arbitration award, then the Debtors may seek the Court’s approval of such a 9019(a) settlement if either the Committee or Getty Properties consents (in which case the consent of both shall not be required), provided that any non-consenting party retains the right to object to such settlement.

(b)       Other than the adjudication of the Debtors’ pending motion to vacate the Bionol arbitration award and Bionol’s cross-motion to affirm the Bionol arbitration award (which cross-motions the Debtors, Committee, Getty Properties and Bionol all agree will proceed before the Bankruptcy Court on an expedited basis),  the claims reconciliation process and the commencement of any adversary proceedings related to claims allowance shall not commence until the earliest of (i) the confirmation of any party’s plan of reorganization or liquidation (assuming any such plan contemplates a claims resolution/avoidance action prosecution process), (ii) the liquidation or the conversion of these cases to cases under chapter 7 of the Bankruptcy Code, and (iii) the realization of any recovery on account of a judgment in favor of the Debtors in, or Court approved settlement of, the pending avoidance actions against LAC, LNA, or any of their respective affiliates, partners, members or subsidiaries (collectively “LUKOIL”).  If the Committee’s Liquidating Plan is confirmed by the Court, said claims and avoidance action processes will be under the control and direction of the liquidating co-trustees to be established in connection with the confirmation of the Liquidating Plan.

13.       Starting  effective  as  of  the  pay  period  beginning  on  March  1,  2012,  the aggregate monthly cash compensation owing to the CEO and CFO under their employment agreements with the Debtors shall be reduced to $62,500, and the balance of their monthly cash compensation owing to the CEO and CFO shall be, if allowed, deferred but classified as an administrative priority expense pari passu with all other administrative claims of the Debtors’ estates.

14.      (a)        Getty Properties shall have the right from time to time, in its sole discretion, to sell, lease, license or otherwise dispose of (each, a “Disposition”) any or all Properties comprising the Premises, whether in individual transactions or transactions comprised of multiple Properties, and to remove any Properties comprising the Premises which are so sold, leased, licensed or otherwise disposed of from the Master Lease, free and clear of any and all interests of the Debtors (including any Rights of First Offer or First Refusal) under the Master Lease or otherwise, and free and clear of all other tenancies and occupancies, which shall be deemed terminated, and further subject to the further provisions of this paragraph 14. The Debtors shall reasonably cooperate with Getty Properties and any prospective buyer or lessee, their brokers, agents, and authorized representatives, including by providing available information concerning real estate taxes and operating expenses, and granting access to all of the Premises during normal business hours for inspection, testing, and other customary investigatory and due diligence purposes. In connection with any Disposition, Getty Properties shall have the right to make available to any prospective interested party all information concerning the Debtors’ operations and business at the Premises.

(b)       Upon  the  closing  of  any  Disposition  of  the  Property  or  Properties comprising the Premises (with respect to each such closing, the “Removal Date”), the affected Premises so sold, leased or otherwise disposed of shall be removed from the Master Lease for the purpose of future payment of Fixed Rent and Impositions accruing after the Removal Date, and all such payments shall be prorated and adjusted as of the Removal Date (any prepayment by  the  Debtors  to  be  applied  to  any  next  ensuing  installments  of  Fixed  Rent,  or  Rent Deferments, and any credit to Getty Properties to be paid by the Debtors to Getty Properties on the Removal Date).  On the Removal Date, the Debtors shall relinquish possession and deliver the removed Property or Properties to Getty Properties, or as Getty Properties shall direct, in the condition required by the Master Lease, free and clear of all liens and encumbrances incurred or suffered by the Debtors and  free and clear of all other tenancies and occupancies, which shall be deemed terminated.

(c)       From and after the Removal Date, the monthly Fixed Rent under the Master Lease shall be reduced by an amount (“Fixed Rent Reduction Amount”) equal to one- twelfth (1/12) of:

(i)      if  the  affected  Premises  are  sold,  the  product  of  (A)  the  net proceeds of sale received by Getty Properties (or its subsidiaries) for the affected Premises, computed on the basis of the gross sale price of the affected Premises less all third-party costs and expenses of the sale, including, without limitation, reasonable legal fees and expenses, brokerage commissions and transfer taxes (not to exceed in the aggregate 10% of the gross sales price), and (B) 8.5%; and

(ii)      if the affected Premises are leased, licensed, or otherwise disposed of (other than by sale), the greater of (A) the annual fixed rent or other consideration payable for the affected Premises under the new lease, license or other disposition arrangement, and (B) the current annual rent due to Debtors under the sublease for the affected Premises, less an amount (amortized over the initial term of the new lease, not to exceed five (5) years) equal to all third-party costs and expenses incurred in connection with such new lease, including, without limitation,  reasonable  legal  fees  and  expenses,  brokerage  commissions  and transfer taxes; provided, however, that with respect to all GVO properties which comprise part of the Premises, the Fixed Reduction Amount shall be determined only pursuant to clause (A) above.

(d)           (i)      Effective upon the Removal Date, GPMI shall sell, assign and transfer to Getty Properties, and Getty Properties shall pay cash to GPMI for, the gasoline inventory then in the underground storage tanks at the properties so sold, leased, licensed or otherwise disposed of from the Master Lease (the “Gasoline Inventory”). The price paid for the Gasoline Inventory shall be determined as follows: on a Removal Date, the Debtors shall arrange for a physical inventory to be taken of the Gasoline Inventory, which measurement shall be reduced by the amount of any water in the underground storage tanks so measured. One or more representatives of Getty Properties shall be permitted to accompany the Debtors to monitor the physical inventory taking place. At the time the physical inventory is taken, Debtors shall prepare an inventory statement for each of the properties where such inventory is taken setting forth the amount of the Gasoline Inventory thereat. Debtors shall compile an aggregate inventory statement from all readings taken on any Removal Date, and such aggregate inventory statement shall calculate the value of the Gasoline Inventory based on the OPIS average unbranded rack price for the applicable grade(s) of unbranded Gasoline Inventory on the Removal Date for Newark, New Jersey (“OPIS Price”), plus average delivery costs of $0.02 per gallon, plus all applicable federal, state and local taxes and fees relating to the Gasoline Inventory which have been paid by the Debtors and can be documented with appropriate tax receipts or certificates, subject to the next succeeding sentence. Notwithstanding the foregoing, for the purpose of computing the price to be paid by Getty Properties, the value of the Gasoline Inventory shall in no event exceed an amount equal to the “Maximum Amount.” The “Maximum Amount” shall mean (A) the number of gallons of gasoline in the Gasoline Inventory in existence on the petition date (December 5, 2011), (B) multiplied by the OPIS Price.

(ii)      Upon receipt of the Gasoline Payment Amount from Getty Properties, GPMI shall immediately deposit such funds in a segregated escrow account at an authorized depository (the “Gas Monies”). All Gas Monies shall only be used as follows: (A) in the case of a confirmed Liquidating Plan, up to $5,000,000 of Gas Monies received and escrowed shall be used to pay holders of allowed administrative claims (other than the Getty Properties’ Rental Deferment administrative claim) and (B) all Gas Monies in excess of the amount of such other allowed administrative claims (which shall in no event exceed such $5,000,000 limitation for the purposes hereof) shall be applied to the Getty Properties’ Rental Deferment administrative claim, and shall reduce such claim of Getty Properties dollar for dollar when so applied. Prior to confirmation of the Liquidating Plan, the Committee and Getty Properties shall jointly agree upon the quantum of Gas Monies required to be kept in escrow to satisfy the “feasibility” requirements of the Bankruptcy Code’s confirmation provisions.

(e)       From and after the Removal Date, all obligations of the parties under the Master Lease that survive the expiration or termination thereof (other than Fixed Rent and Impositions which accrue from and after the Removal Date) shall continue unmodified and in full force and effect.

(f)       Effective as of the Removal Date, all personal property owned by the Debtors, including, without limitation, all UST’s gasoline pumps and ancillary equipment and all UST and gasoline pump registrations and all other registrations, licenses and permits affecting the Properties so removed, shall automatically be assigned and transferred to Getty Properties or the prospective buyers and/or lessees, licensees, or other acquirers or transferees pursuant to any Disposition (individually, a “Transferee” and collectively, “Transferees”), as Getty Properties shall determine, and the Debtors shall execute, acknowledge and deliver all confirmatory transfers, assignments and other instruments as Getty Properties shall reasonably request.   For the avoidance of doubt, gasoline is inventory of GPMI and is not personal property, and it is not being transferred to Getty Properties under this provision, but is the subject of the separate transfer and payment provisions of clause (d) above.

(g)      To the extent permitted by the terms and conditions of the respective insurance policies or applicable law, effective as of the Removal Date, all insurance policies (limited to casualty, liability (but not director and officer liability policies) and environmental), rights to coverage thereunder, together with all ongoing rights to defense, indemnity and proceeds thereunder relating to active claims against or otherwise affecting the interests of Getty  Properties  or  any  of  its  affiliates),  and  all  proceeds  thereof,  and  all  rights  to reimbursement under any state UST funds as relates to environmental conditions now or formerly at the Premises or any part thereof,  with respect to the removed Properties shall be assigned to Getty Properties.  All unapplied and prepaid premium amounts shall be returned to the Debtors’ estates.  The Debtors agree to make all reasonable efforts to obtain the insurers’ consent to the contemplated assumption and assignment to the extent required under the respective policies or applicable law.

(h)       Effective as of the Removal Date, at the election of Getty Properties, to the extent permitted under the governing contract or applicable law, the Debtors shall either (i) assume and assign to Getty Properties or the respective Transferee, as Getty Properties shall direct (and deliver all reasonably requested confirmatory assignments), all service, maintenance and other contracts to which the Debtors or any of them are party affecting the removed Properties (with Getty Properties satisfying any related “cure” claims under section 365 of the Bankruptcy Code), or (ii) reject the same.

(i)        Provided that the Master Lease is rejected, as of the Removal Date for the Property known as the “Rensselaer Terminal,” the Debtors shall convey to Getty Properties (without cost to the Debtors) or its designee, all of the Debtors’ right, title and interest (if any) in its joint tenancy interest in the pier serving the Rensselaer Terminal, without consideration and without charge, cost or expense of any kind.

(j)        For the avoidance of doubt, it is the intention of the parties that any rejection of the Master Lease or any removal of any of the Premises from the Master Lease, as the case may be, shall result in and shall be deemed to be a termination of the Master Lease and all interests of the Debtors with respect to the Premises (or the portion so removed, as the case may be) and not an assignment (other than by way of confirmation of title in Getty Properties) of any leasehold interest of the Debtors.

15.      Notwithstanding any other provisions herein or the provisions of the Bankruptcy Code to the contrary, the aggregate amount of the administrative claims of Getty Properties for all claims that are accrued solely for and during the period from December 5, 2011 through April 30, 2012 (inclusive of any and all allowed and postpetition accrued interest on such claims) shall not exceed $10,500,000 (together with interest thereon from May 1, 2012 until paid in full at the interest rate provided in the Master Lease and together with the amount of all transfer taxes); provided, however, that any and all amounts paid to Getty Properties by the Debtors in an amount paid by GVO to the Debtors in excess of $4,000,000 pursuant to the GVO Order, shall be applied by Getty Properties to reduce the amount of postpetition Rental Deferment administrative claims of Getty Properties.

16.      This Stipulation and Order is without prejudice to, and neither Getty Properties nor the Debtors waives, releases or relinquishes, any rights, remedies, claims or defenses under or with respect to the Master Lease, all of which are expressly reserved, except as expressly set forth herein.   Without limiting the foregoing or any other provision in this Stipulation and Order, Getty Properties and the Debtors retain and reassert their respective positions with respect to the alleged prepetition termination of the Master Lease by Getty Properties.

17.      For the avoidance of doubt, and without limiting the respective positions of the parties with respect to the prepetition termination of the Master Lease, nothing in this Stipulation and Order shall constitute an assumption of the Master Lease or any of the subleases under Section 365 of the Bankruptcy Code.

18.      Except as otherwise explicitly set forth herein, nothing contained in this Stipulation and Order shall prejudice any of the rights of Getty Properties, and nothing contained in this Stipulation and Order shall prejudice the priority of its claims, in each case, as granted to Getty Properties or otherwise set forth in the January 10 Order.

19.      Notwithstanding any  other  provisions  herein,  this  Stipulation  and  Order  is without prejudice to any rights that third-party tenants or occupants of the Premises have (if any) as of the date of this Stipulation and Order under applicable law.  For the avoidance of doubt, it is the position of Getty Properties and the Debtors that such third-party tenants or occupants have no such rights if the Master Lease is rejected or in the event of any Disposition.

20.      This  Court  shall  retain  jurisdiction and  authority to  enter  final  orders  with respect to any matters, claims, rights or disputes arising from or related to the implementation of this Stipulation and Order.

21.      The Debtors, jointly and severally, hereby irrevocably appoint Getty Properties and its successors and assigns, as each of the Debtors’ attorney-in-fact, which agency and power is coupled with an interest and with full power of substitution in each case, to execute, verify, acknowledge, deliver and/or file or record in any court or any public records, as appropriate, any and all notices, instruments, assignments, deeds, confirmations, documents, affidavits, verifications or pleadings of whatsoever nature which Getty Properties may deem necessary or desirable in connection with any matters referred to in Paragraphs 4 or 14 hereof to further effect the intents and purposes thereof, including, without limitation, in connection with any Legal Proceedings, Disposition, and/or the transfer and assignment to Getty Properties of all personal property, insurance policies, claims and proceeds and UST reimbursements as provided in this Stipulation and Order; provided, however, that (a) Getty Properties shall not under any circumstances be obligated to perform any obligation of the Debtors; and (b) Getty Properties shall not be liable to the Debtors or any other person or entity for any failure to take any action which it is empowered to take under this Section. Any clerk, recorder or other public official to which this agency and power is presented may conclusively rely on the foregoing for any and all purposes.

22.      With respect to the directors’ and officers’ insurance policy recently bound by GPMI for the coverage period February 28, 2012 to February 28, 2013, the parties agree that GPMI – and the Committee and Getty Properties agree that the Liquidating Trust, to the extent it becomes the successor to the Debtors’ estates – will make all premium financing payments due under said policy for the coverage period bound.

Date: March 7, 2012
New York, New York

[Signatures and Order of the Court follow on page 28]

GREENBERG TRAURIG, LLP

/s/ John H. Bae
Loring I. Fenton
John H. Bae
Kaitlin R. Walsh
Michael J. Schrader
200 Park Avenue
New York, New York 10166
Telephone: (212) 801-9200
Facsimile: (212) 801-6400
Email: fentonl@gtlaw.com
baej@gtlaw.com
walshkr@gtlaw.com
schraderm@gtlaw.com

Counsel for the Debtors

WACHTELL, LIPTON, ROSEN & KATZ	WILMER CUTLER PICKERING
HALE AND DORR LLP

/s/ Scott K. Charles	/s/ Andrew N. Goldman
Scott K. Charles	Andrew N. Goldman
David C. Bryan	399 Park Avenue
Alexander B. Lees	New York, New York 10022
51 West 52nd Street	Tel: (212) 230-8800
New York, New York 10011	Fax: (212) 230-8888
Telephone: (212) 403-1000	Email: andrew.goldman@wilmerhale.com
Facsimile: (212) 403-2000
Email: skcharles@wlrk.com	-and-
dcbryan@wlrk.com
ablees@wlrk.com	Dennis L. Jenkins (admitted pro hac vice)
60 State Street
Counsel for Getty Properties Corp.	Boston, MA 02109
and Gettymart Inc.	Tel: (617) 526-6491
Fax: (617) 526-5000
Email: dennis.jenkins@wilmerhale.com

Counsel to the Official Committee
of Unsecured Creditors
SO-ORDERED:

HONORABLE SHELLEY C. CHAPMAN
UNITED STATES BANKRUPTCY JUDGE

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